Exhibit 10.1

CONFIDENTIAL	Execution Version

May 7, 2012

Lane Five Capital Management, LLC

1122 Kenilworth Drive, Suite 313
Towson, Maryland 21204

Attention:  Lisa O’Dell Rapuano

3K Limited Partnership

20 Custom House Street, Suite 610

Boston, Massachusetts 02110

Attention:  Peter H. Kamin

Re:  Cooperation Agreement

This letter constitutes the agreement (this “Agreement”) between Ambassadors Group, Inc., a Delaware corporation (the “Company”), on the one hand, and Lane Five Partners LP, a Delaware limited partnership (the “Fund”), Lane Five Capital Management LP, a Delaware limited partnership (the “Investment Manager”), Lane Five Capital Management, LLC, a Maryland limited liability company (“IM GP”), Lane Five Partners GP LLC, a Delaware limited liability company (the “General Partner”), Lisa O’Dell Rapuano, a natural person (“Ms. Rapuano” and, together with the Fund, the Investment Manager, IM GP and the General Partner, “Lane Five Parties”), 3K Limited Partnership, a Delaware limited partnership (“3K”) and Peter H. Kamin, a natural person (“Mr. Kamin” and together with 3K, the “Kamin Parties”), on the other hand, with respect to the matters set forth below:

Board Matters

1.                                      The board of directors of the Company (the “Board”) shall (a) accept the resignation from the Board of one member of the class of directors whose term expires at the 2014 Annual Meeting, such resignation to be effective immediately following completion of the 2012 Annual Meeting and (b) appoint Mr. Kamin, effective upon completion of the 2012 Annual Meeting, to fill the Board vacancy created by such resignation.  The Company covenants and agrees that it shall deliver to the Fund prior to the 2012 Annual Meeting a copy of such resignation letter from a member of the class of directors whose term expires at the 2014 Annual Meeting, which shall be effective upon the conclusion of the 2012 Annual Meeting. The Company acknowledges and agrees that the resignation prior to the 2012 Annual Meeting of a Board member of the class of directors whose term expires at the 2014 Annual Meeting constitutes a material inducement to the Investor Parties to enter into this Agreement and that without such resignation the Investor Parties would not have entered into this Agreement. Conditioned upon Mr. Kamin joining the Board, the Board shall appoint Mr. Kamin, effective upon completion of the 2012 Annual Meeting and for a term that expires no earlier than the conclusion of the 2013 Annual Meeting, to serve as a member of the Audit Committee of the

Board; provided that at all such times he meets all independence and other applicable standards under the rules of the NASDAQ Stock Market and the Securities and Exchange Commission (the “SEC”) and applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Company represents that no amendment to the charter of the Audit Committee is contemplated as of the date of this Agreement.  If Mr. Kamin shall resign from or be lawfully removed from the Board prior to the conclusion of the 2013 Annual Meeting, then the Board shall fill such vacancy in accordance with its certificate of incorporation and bylaws, and with the unanimous consent of the Nominating Committee promptly following such unanimous consent from the Nominating Committee.  The 2012 Annual Meeting shall be held by the Company no later than June 10, 2012.  Except as expressly provided for in this Agreement, no other resignations from the Board, or movements by directors between Board classes, are contemplated as of the date of this Agreement.  The Company shall determine whether it will recommend Mr. Kamin for election to the Board at the 2014 Annual Meeting in accordance with the same standards and practices that apply to all other Board members being considered for re-election at such meeting.

2.                                      The Company shall include Ms. Rapuano as a nominee to the Board on the slate of three nominees to be unanimously recommended by the Board in the Company’s proxy statement and on its proxy card for election at the 2012 Annual Meeting for a term to expire at the 2015 Annual Meeting.  Conditioned upon Ms. Rapuano joining the Board, the Board shall appoint Ms. Rapuano, effective upon completion of the 2012 Annual Meeting and for a term that expires no earlier than the conclusion of the 2013 Annual Meeting, to serve as a member of both the Nominating Committee and the Compensation Committee of the Board; provided that at all such times she meets all independence and other applicable standards under the rules of the NASDAQ Stock Market and the SEC and applicable provisions of the Exchange Act.  The Company represents that no amendment to the charter of the Nominating Committee or the Compensation Committee is contemplated as of the date of this Agreement.  If Ms. Rapuano shall resign or be lawfully removed from the Board prior to the conclusion of the 2013 Annual Meeting, then the Board shall (A) if Mr. Kamin is a member of the Board at such time, promptly appoint him for a term that expires no earlier than the conclusion of the 2013 Annual Meeting to the Nominating Committee; provided that at all such times he meets all independence and other applicable standards under the rules of the NASDAQ Stock Market and the SEC and applicable provisions of the Exchange Act, and (B) shall fill such vacancy on the Board in accordance with its certificate of incorporation and bylaws and with the unanimous consent of the Nominating Committee promptly following such unanimous consent from the Nominating Committee.

3.                                      The Company agrees that at least one member of the slate of nominees to be recommended by the Board in the Company’s proxy statement and on its proxy card for election at the 2013 Annual Meeting shall be approved by the unanimous vote of all members of the Nominating Committee of the Board; provided, however, that the provisions of this Section 3 shall automatically expire at any such time as: (i) the Investor Group collectively beneficially owns less than 2.5% of the shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”) then-outstanding or (ii) following the 2012 Annual Meeting a person (other than Ms. Rapuano and Mr. Kamin) is elected to join the Board (as a member of a class other than the class to be up for election at the 2013 Annual Meeting) with the unanimous vote of all members of the Nominating Committee of the Board.  The Board agrees to have the Nominating Committee interview Ms. Sharon van Wyk as a candidate for election to the Board at the 2013 Annual Meeting if Ms. van Wyk is willing to be interviewed provided however that nothing contained in this sentence shall obligate the Company, the Board or the Nominating Committee to recommend Ms. van Wyk for election to the Board at the 2013 Annual Meeting.

4.                                      From the date hereof until the conclusion of the 2013 Annual Meeting, the Board shall not increase the size of the Board to exceed 9 members unless, after the conclusion of the 2012 Annual Meeting, unanimously agreed to by the Board.

5.                                      From the date hereof until the conclusion of the 2013 Annual Meeting, the offices of the Chairman of the Board and the Chief Executive Officer of the Company shall not be occupied by the same person unless, after the conclusion of the 2012 Annual Meeting, unanimously agreed to by the Board.

6.                                      The Board shall include and unanimously recommend in the Company’s proxy statement and on its proxy card for the 2012 Annual Meeting that the Company’s stockholders vote in favor of Lane Five’s proposal regarding the declassification of the Board set forth in its letter to the Company dated January 13, 2012 (the “Proposal”) provided that the Investor Parties acknowledge that no additional action with respect to such Proposal needs to be taken by the Board prior to the completion of the 2012 Annual Meeting.

7.                                      From the date hereof until the conclusion of the 2013 Annual Meeting, the Board shall not delegate to any committee or sub-committee any final decision making authority or final decision making power that is not within the authority or power of such committee or sub-committee as of the date of this Agreement unless: (i) required by law, regulation or NASDAQ Stock Market rules or (ii) after the conclusion of the 2012 Annual Meeting unanimously approved by the Board.  The Company (a) represents that as of the date of this Agreement no change to the membership of the Board is contemplated from the date hereof until the conclusion of the 2012 Annual Meeting except as contemplated by this Agreement and (b) agrees that during each of Ms. Rapuano’s and Mr. Kamin’s tenure as Company directors, they shall be given committee assignments and be considered for re-appointment of such assignments subject to the same standards and practices that apply to all other Board members in the assignment and re-appointment of committee memberships.

Proxy Contest Matters

8.                                      The Investor Parties hereby withdraw (and agree they shall not resubmit or pursue in any manner, other than to inform the SEC of the withdrawal of) their letter to the Company dated February 23, 2012 providing notice of their intent to nominate persons for election as directors at the 2012 Annual Meeting (the “Nomination Notice”) as well as their letter to the Company dated March 7, 2012 demanding books and records pursuant to Section 220 of the Delaware General Corporation Law (the “220 Demand Letter”), and such Nomination Notice and 220 Demand Letter shall be of no further force or effect.

9.                                      Each of the Investor Parties shall, and shall cause its respective Affiliates and Associates to: (i) immediately cease all efforts, direct or indirect, in furtherance of the Nomination Notice and any related solicitation, including the preliminary proxy statement filed by certain members of the Investor Group with the SEC on Schedule 14A on March 21, 2012

(together with the Nomination Notice, the “Solicitation Materials”) and (ii) not vote, deliver or otherwise use any proxies heretofore obtained in connection with the Nomination Notice or any Solicitation Materials, if any.

Voting

10.                               The Investor Parties agree as follows:

a.                                      Each of the Lane Five Parties shall:

i.                                          from the date hereof through the conclusion of the 2013 Annual Meeting, cause all Voting Securities (as defined below) that it or any other member of the Lane Five Group owns (of record or beneficially) or otherwise has the direct or indirect power to vote or to control the voting of (whether by proxy or otherwise) (collectively, the “Lane Five Voting Securities”) to be present for quorum purposes at each annual and special meeting of stockholders of the Company held during such period;

ii.                                       at the 2012  Annual Meeting, vote or cause the voting of all Lane Five Voting Securities (A) in favor of the election of each nominee to the Board who has been nominated by the Board and (B) against any stockholder proposal that has not been recommended by the Board; and

iii.                                    at the 2012 Annual Meeting, not execute any written consent solicited by any Company stockholder in connection with any proposal that has not been recommended by the Board.

b.                                      Each of the Kamin Parties shall:

i.                                          from the date hereof through the conclusion of the 2013 Annual Meeting, cause all Voting Securities that it or any other member of the Kamin Group owns (of record or beneficially) or otherwise has the direct or indirect power to vote or to control the voting of (whether by proxy or otherwise) (collectively, the “Kamin Voting Securities” and together with the Lane Five Voting Securities, the “Investor Voting Securities”) to be present for quorum purposes at each annual and special meeting of stockholders of the Company held during such period;

ii.                                       at the 2012 Annual Meeting, vote or cause the voting of all Kamin Voting Securities (A) in favor of the election of each nominee to the Board who has been nominated by the Board and (B) against any stockholder proposal that has not been recommended by the Board; and

iii.                                    at the 2012 Annual Meeting, not execute any written consent solicited by any Company stockholder in connection with any proposal that has not been recommended by the Board.

Standstill

11.                               From the date hereof until the conclusion of the 2013 Annual Meeting (which will be held no later than 13 months after the 2012 Annual Meeting), each of the Investor Parties shall not, and shall cause each of its Affiliates and Associates not to, in any way or in any capacity, directly or indirectly:

a.                                      make, or in any way participate in (other than to vote Investor Voting Securities in accordance with Section 10) or encourage, any “solicitation” (as such term is used in the proxy rules of the SEC) of proxies or consents with respect to the election or removal of directors or any other matter or proposal; or seek to advise, encourage or influence any Person with respect to the voting of or submission of consents with respect to any Voting Securities;

b.                                      initiate or make any proposal to be voted upon or the subject of consents to be delivered by holders of Voting Securities, whether made pursuant to the rules under the Exchange Act, the Company’s bylaws or otherwise, or cause or encourage any Person to initiate or make any such proposal; or otherwise conduct or participate in (other than to vote Investor Voting Securities in accordance with Section 10) any type of referendum (whether binding or non-binding) with respect to the Company;

c.                                       seek, alone or in concert with others, to call or to request the calling of a special meeting of the stockholders of the Company (including by granting any other Person a proxy or consent to call a special meeting); or make a request for, or take any action to obtain or retain, any list of the Company’s stockholders or other similar Company records;

d.                                      seek election or appointment to, or representation on, or nominate or propose the nomination of any candidate to, the Board, or seek the removal of any member of the Board, or a change in the composition or size of the Board except as specifically contemplated in Sections 1 through 3 of this Agreement;

e.                                       form, join or in any way participate in any partnership, limited partnership, syndicate or other group (including any group of Persons that would be treated as a single “person” under Section 13(d) of the Exchange Act) with respect to any Voting Securities, except for the group that may be formed by the Investor Group as a result of this Agreement;

f.                                        deposit any Voting Securities it beneficially owns in any voting trust, or enter into any voting agreement, proxy or other similar arrangement with respect to any Voting Securities, or take any other action that would limit or otherwise restrict its ability to vote or cause to be voted the Voting Securities it beneficially owns in accordance with Section 10;

g.                                       act alone or in concert with others to control or influence or seek to control or influence the management, Board, operations or policies of the Company (none of which will limit the ability of Ms. Rapuano or Mr. Kamin to act as members of the Board or any committee or sub-committee in accordance with such person’s fiduciary duties as a member of the Board);

h.                                      make any communication or announcement stating how its Voting Securities will be voted (or the subject of a consent) or the reasons therefor, including any such communication pursuant to Rule 14a-1(l)(2)(iv) under the Exchange Act; or participate in, or take any action pursuant to, any “stockholder access” proposal, whether implemented by the SEC or otherwise;

i.                                          acquire, offer or propose to acquire, or agree to acquire (except by way of stock dividends, stock splits or other distributions made to holders of any class of Voting Securities generally), directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another Person, by joining a partnership, limited partnership, syndicate or other group (including any group of Persons that would be treated as a single “person” under Section 13(d) of the Exchange Act) or otherwise, record or beneficial ownership of any Voting Securities, if in any such case immediately after such acquisition either (A) the Investor Group would in the aggregate beneficially own more than 14.99% of the shares of Common Stock outstanding at such time or (B) either the Lane Five Group or the Kamin Group would individually beneficially own more than 9.99% of the shares of Common Stock outstanding at such time; provided that nothing herein will require Voting Securities to be sold to the extent the Investor Group, the Lane Five Group or the Kamin Group exceeds its ownership limits under this paragraph as the result of a share repurchase or similar Company actions that reduces the number of outstanding shares of Common Stock;

j.                                         seek, propose or make any statement with respect to any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets, sale or purchase of securities, spin-off, dissolution, liquidation, restructuring, recapitalization or other extraordinary transaction of or involving the Company or any of its subsidiaries;

k.                                      make any public statement or public disclosure regarding any intent, purpose, plan or proposal with respect to the Board, the Company, its management, policies or affairs or any of its securities or assets or this Agreement that would violate the provisions of this Agreement.  For the avoidance of doubt, this Section 11(k) shall not limit Lane Five’s right to otherwise communicate with its investors regarding Lane Five’s view of and update on the investment and the progress of the position;

l.                                          enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, finance, assist or encourage, any other Person in connection with any of the foregoing; or make any investment in or enter into any arrangement with any other Person that engages, or offers or proposes to engage, in any of the foregoing;

m.                                  otherwise take, or solicit, cause or encourage others to take, any action that would violate any of the foregoing; or

n.                                      take any action challenging the validity or enforceability of this Section 11 (other than if it terminates in accordance with the terms of this Agreement), or request the Company or Board amend or waive any provision of this Section 11 (provided, that a party of this Agreement may make confidential requests to the Board to amend or waive any provision of this Section 11, which the Board may accept or reject in its sole discretion, as long as any such request is not publicly disclosed by any member of the Investor Group and is made in a manner that does not require the public disclosure thereof by the Company or any other Person).

For the avoidance of doubt, it is understood that nothing in this Agreement limits (i) the Investor Group’s right to make statements (A) required by law, regulation or legal process, or (B) in connection with a dispute covered by Section 20 of this Agreement, or (ii) any director’s right to communicate with independent counsel of his or her choosing.

Term

12.                               This Agreement, including the covenants and agreements contained in Section 11, shall become effective upon the execution of this Agreement and terminate immediately upon completion of the 2013 Annual Meeting (which shall be held no later than 13 months after the 2012 Annual Meeting); provided, however, that notwithstanding such termination Sections 7(b), 13 and 14 shall remain in force for the terms specified therein.

Notwithstanding any other provision herein (including Section 27), this paragraph and Sections 16 through 27 shall remain in force indefinitely, and all parties hereto shall be liable for any breach of this Agreement with respect to any period of time prior to the termination of this Agreement.

Miscellaneous

13.                               During the time that Mr. Kamin or Ms. Rapuano serves as a director on the Board, Mr. Kamin and Ms. Rapuano, each on their own behalf, agrees to comply (to the same extent all directors are obligated to do so) with all policies, procedures, processes, codes, rules, standards and guidelines applicable to members of the Board, including without limitation the Company’s Code of Ethics and Conduct (including the applicable Company policies referred to therein), confidentiality obligations and policies, conflicts of interest policy, conflicts of interest procedure for directors, service on outside boards policy, insider trading policy, Regulation FD policy, related party transaction policies and procedures and corporate governance guidelines (collectively, the “Policies”), all of which Policies are attached hereto as Exhibit A.  The Company represents that no amendment to the Policies is contemplated as of the date of this Agreement.

14.                               Each of the Investor Parties shall, and shall cause its respective Affiliates and Associates to, refrain from disparaging, impugning, or taking any action reasonably likely to damage the reputation of the Company or its directors or officers, and the Company shall, and shall cause its officers and directors to refrain from disparaging, impugning, or taking any action reasonably likely to damage the reputation of any other party to this Agreement; provided that the provisions of this Section 14 shall automatically expire at the completion of the 2013 Annual Meeting.

15.                               Representations and Warranties

a.                                      Each Investor Party, severally but not jointly, represents and warrants that this Agreement has been duly authorized, executed and delivered by it and is a legal, valid and binding obligation of such individual or entity, enforceable against such individual or entity in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles.

b.                                      The Lane Five Parties, jointly and severally, represent and warrant that as of the date of this Agreement, the Lane Five Group beneficially owns an aggregate of 1,189,000 shares of Common Stock, and such Common Stock constitutes all of the Voting Securities of the Company beneficially owned by the members of the Lane Five Group.  No member of the Lane Five Group shares beneficial ownership with respect to any such shares of Common Stock with a Person that is not directly or indirectly controlled by Ms. Rapuano, except to the extent of deemed shared beneficial ownership with the Kamin Parties.

c.                                       The Kamin Parties, jointly and severally, represent and warrant that as of the date of this Agreement, the Kamin Group beneficially owns an aggregate of 137,591 shares of Common Stock, and such Common Stock constitutes all of the Voting Securities of the Company beneficially owned by the members of the Kamin Group.  No member of the Kamin Group shares beneficial ownership with respect to any such shares of Common Stock with a Person that is not directly or indirectly controlled by Mr. Kamin, except to the extent of deemed shared beneficial ownership with the Lane Five Parties.

d.                                      The Company hereby represents that this Agreement has been duly authorized, executed and delivered by it and is a legal, valid and binding obligation of the Company, enforceable against the Company and its directors in their capacity as such in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles.

16.                               As used in this Agreement, the following terms shall have the meanings set forth below:

a.                                      “Affiliate” and “Associate” each shall have the meanings set forth in Rule 12b-2 under the Exchange Act and shall include Persons that become Affiliates or Associates of any Person subsequent to the date of this Agreement.

b.                                      “Annual Meeting” means the annual meeting of the Company’s stockholders and any adjournment or postponement of the same.

c.                                       “beneficially owns” (or comparable variations thereof) has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

d.                                      “Business Day” means any day other than a Saturday, Sunday or a day on which banks in New York City are authorized or obligated by applicable law or executive order to close or are otherwise generally closed.

e.                                       “Investor Group” means, collectively, the Kamin Group and the Lane Five Group.

f.                                        “Investor Parties” means, collectively, the Lane Five Parties and the Kamin Parties.

g.                                       “Kamin Group” means, collectively, the Kamin Parties, the Peter H. Kamin Revocable Trust, the Peter H. Kamin Roth IRA, the Peter H. Kamin Family Foundation and the Affiliates and Associates of each foregoing entity and each Kamin Party.

h.                                      “Lane Five Group” means, collectively, the Lane Five Parties and the Affiliates and Associates of each Lane Five Party.

i.                                          “Person” means any individual, general or limited partnership, corporation, limited liability or unlimited liability company, joint venture, estate, trust, group, association, governmental entity or other entity of any kind or structure, foreign or domestic.

j.                                         “Voting Securities” means the shares of Common Stock and any other securities of the Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for, such Common Stock or other securities, whether or not such voting rights are subject to the passage of time or other contingencies.

17.                               The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury may be caused for which money damages would not be an adequate remedy.  Accordingly, each party agrees that, in addition to any other remedies that may be available, each other party affected thereby shall be entitled to seek an injunction (without posting a bond or other undertaking) restraining any violation or threatened violation of the provisions of this Agreement.  In the event that any action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law.

18.                               This Agreement constitutes the only agreement between the parties hereto and the Company with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written.  This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns.  No party may assign (including by operation of law) or otherwise transfer either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of each other party affected thereby.  Any purported assignment or transfer without such consent shall be void.  No amendment, modification, supplement or waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party or parties hereto affected thereby, and then only in the specific instance and for the specific purpose stated therein.  Any waiver by any party hereto of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement.  The failure of a party hereto to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

19.                               If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect.

20.                               This Agreement, and any dispute arising out of, relating to or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles.  Each of the parties hereto (a) consents to the exclusive personal jurisdiction and venue in any action to enforce this Agreement in the federal or state courts located in Wilmington, Delaware; (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (c) agrees to accept service of process in any manner permitted by applicable law or court rules and (d) agrees that it shall not bring any action relating to this Agreement in any court other than the federal or state courts located in Wilmington, Delaware.  Each of the parties hereto waives any right to trial by jury with respect to any action, suit or proceeding arising out of or related to this Agreement.

21.                               This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other Person.

22.                               Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given when delivered in person, by overnight courier, by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or two Business Days after being sent by registered or certified mail (postage prepaid, return receipt requested), as follows:

If to the Company:

Ambassadors Group, Inc.

Dwight D. Eisenhower Building

2001 South Flint Road

Spokane, WA 99224
Attn:  Chief Executive Officer
Facsimile:  (509) 590-4349

with copies (which shall not constitute notice to the Company) to:

Gibson, Dunn & Crutcher LLP
2029 Century Park East
Los Angeles, CA 90067-3026
Attn:  Jonathan Layne
Facsimile:  (310) 552-7053

If to any member of the Lane Five Group:

Lane Five Capital
1122 Kenilworth Drive, Suite 313
Towson, MD 21204
Attn:     Lisa O’Dell Rapuano
Facsimile:  (443) 921-2098

If to any member of the Kamin Group:

3K Limited Partnership

20 Custom House Street, Suite 610

Boston, Massachusetts 02110
Attn:  Peter H. Kamin
Facsimile:  (617) 531-5450

In either case, with copies (which shall not constitute notice) to:

Kleinberg, Kaplan, Wolff & Cohen, P.C.

551 Fifth Avenue

New York, New York 10176

Attn: Christopher P. Davis

Facsimile: (212) 986-8866

Any party may by notice given in accordance with this Section to the other parties designate updated information for notices hereunder.

23.                               Each party hereto and its counsel cooperated and participated in the drafting and preparation of this Agreement, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation.  Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party hereto that drafted or prepared it is of no application and is hereby expressly waived by each of the parties, and any controversy over interpretations of this Agreement shall be decided without regard to events of drafting or preparation.

24.                               Each party hereto shall be responsible for its own fees and expenses incurred in connection with the negotiation, execution and effectuation of this Agreement, the Solicitation Materials and the matters contemplated hereby.  Notwithstanding the foregoing, the Company shall reimburse the Lane Five Parties by wire transfer of immediately available funds in the amount of U.S. $50,000 to such account as may be designated in writing by Ms. Rapuano within 2 business days of the date this Agreement is executed by all parties hereto.

25.                               This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed shall be an original, but all such counterparts shall together constitute one and the same instrument.

26.                               When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include,” “includes” and “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The word “will” shall be construed to have the same meaning as the word “shall.”  The words “date hereof” will refer to the date of this Agreement.  The word “or” is not exclusive.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.  Any agreement, instrument, law, rule or statute defined or referred to herein means, unless otherwise indicated, such agreement, instrument, law, rule or statute as from time to time amended, modified or supplemented.

27.                               Notwithstanding any provision herein (other than the second paragraph of Section 12): (a) all obligations in this Agreement of the Investor Group will terminate upon a material breach of this Agreement by the Company, any of its officers or directors, the Board or any committees of the Board and (b) all obligations in this Agreement of the Company, its officers and directors, the Board and any committees of the Board will terminate upon a material breach of this agreement by any member of the Investor Group.

[Remainder of Page Intentionally Blank; Signature Pages Follow]

If the terms of this Agreement are in accordance with your understandings, please sign and return an executed counterpart of this Agreement, whereupon this Agreement shall constitute a binding agreement among us.

AMBASSADORS GROUP, INC.

By:
Name:
Title:

Accepted and agreed to as of the first date on the first page hereof:

LANE FIVE CAPITAL MANAGEMENT, LLC

By:
Name:
Title:

LANE FIVE CAPITAL MANAGEMENT LP

By:
Name:
Title:

LANE FIVE PARTNERS LP

By:
Name:
Title:

LANE FIVE PARTNERS GP LLC

By:
Name:
Title:

Lisa O’Dell Rapuano

By:

Peter H. Kamin

By:

3K LIMITED PARTNERSHIP

By:
Name:

Exhibit A:

Board Policies